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                                     EXHIBIT 11.1

                                BIOPSYS MEDICAL, INC.

                   STATEMENT RE: COMPUTATION OF NET LOSS PER SHARE



                                                  Three Months Ended
                                                     September 30,
                                           ----------------------------------
                                                1996                  1995
                                           -------------         ------------
Net loss                                    $ (138,000)           $ (616,000)
                                           ------------          ------------
                                           ------------          ------------

Shares used in computing net loss per
 share:

Weighted average common shares outstanding
 during the period                           9,716,880             1,785,000

Equivalent shares representing shares
 issuable upon conversion of preferred
 stock and preferred warrants:
Series A                                         -                   833,333
Series B                                         -                 1,333,333
Series C                                         -                 3,051,590
Series C warrants                                -                    32,624
Shares related to Staff Accounting Bulletin
 Topic 4D                                      556,902               556,902
                                           ------------          ------------
Total shares used in computing historical
  net loss per share                        10,273,782             7,592,782
                                           ------------          ------------
                                           ------------          ------------

Net loss per share                         $     (0.01)           $    (0.08)
                                           ------------          ------------
                                           ------------          ------------


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